EXHIBIT 10.7

FORM OF 12% CONVERTIBLE NOTE

THE SECURITIES WHICH ARE REPRESENTED BY THIS INSTRUMENT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITII A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER SUCH STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR LAWS.

ENLIGHTENED GOURMET, INC.

12% Convertible Note

Due October      2008

$

October      , 2006

ENLIGHTENED GOURMET, INC, a CONNECTICUT corporation (herein called the "Borrower" or the "Company”), for value received, hereby promises to pay to                                      (the "Holder"), on the     day of October, 2008 the principal amount of                                                                 dollars ($                                ) and              to pay interest on such principal amount as set forth below.

1.

Note.  This Secured Promissory Note (the “Note”) is issued by the Borrower. The Holder is entitled to the benefits of this Note, and may enforce the agreements of the Borrower contained herein and exercise the remedies provided for hereby or otherwise available at law in respect hereto, including with regard to any collateral provided hereunder.

2.

Interest.  The Borrower promises to pay interest (“Interest”) on the principal amount of this Note at the rate of 12% per annum (the “Interest Rate”).  Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all Interest shall be computed on the basis of a 365-day year.  Interest shall be paid and due on the earlier of (a) the maturity date of the Note: or (b) on the date of the Conversion of this Note for any portion of the Note converted.  All payments of interest and principal shall be in lawful money of the United States of America.  All payments shall be applied first to accrued interest and thereafter to principal.  All payments shall be made to the Holder at the address for the Holder set forth above.

Default Rate of Interest.  Notwithstanding the foregoing provisions, but subject to applicable law, any overdue principal of and overdue Interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 5% per annum, and, upon and during the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 5% per annum.  Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

No Usurious Interest.  In the event that any interest rate(s) provided for in this Note (or any other payment hereunder) shall be determined to be unlawful, such interest rate(s) (or other payment) shall be computed at the highest rate (or amount) permitted by applicable law.  Any payment by the Borrower of any amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Borrower.

3.

Optional Prepayment.  The Borrower, at its option, may prepay all or any portion of the principal amount of this Note then outstanding at any time prior to maturity upon not less than 15 days' written notice to the Holder.  All optional prepayments shall include payment of accrued Interest on the entirety of the Note and any payment made shall be applied first to all costs and expenses payable hereunder, then to payment of default interest, if any, then to payment of the Interest, and thereafter to principal.  However, delivery of a notice of prepayment shall not affect the right of the Holder to convert all or any part of the amount to be prepaid in accordance with the terms of this Note by delivering notice of conversion prior to the date fixed for prepayment, and in that event the notice of prepayment shall be ineffective as to the principal amount to be so converted.

4.

Collateral.  Borrower has agreed to secure its obligations to the Holder pursuant to the Note, by granting the Holder a security interest in all of the Collateral hereinafter referred to.  In this regard, Borrower will provide Holder with a security interest in all collateral itemized in the Security Agreement (pro rata with other investors in this $1.5 million offering).  Additionally, Borrower will provide the Stock Escrow Agent (as defined in the Stock Escrow Agreement being signed on or about the same date as this Note) 30 Million (30,000,000) shares of The Enlightened Gourmet Inc. common stock (the "Enlightened Gourmet Common Stock") as collateral for conversion for the benefit of Holders.  Holder will have a security interest in that amount of the stock as follows: (the quotient of amount of this note divided by $1.5 Million) times 30 million.  Such stock will be unregistered but shall have registration rights in the event of a Conversion, as provided elsewhere in Section 5(b) of this Note, and until issued to the Holder upon conversion or default, will be covered by a proxy giving voting rights over such shares to the Borrower.  Collectively, the Enlightened Gourmet Common Stock and the collateral set forth in the Security Agreement are hereinafter referred to as the "Collateral").

Borrower acknowledges that it owns all stock being tendered to the Escrow Agent and that all such shares will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges.  Borrower assigns, transfers and grants to the Holder, as security for the payment, observance and performance of all Borrower’s obligations under this Agreement, a security interest in all of Borrower’s right, title and interest in and to the Collateral.

Borrower further agrees that he will undertake all steps necessary and cooperate with Holder and Escrow Agent to undertake ensure the transferability and marketability of such stock, including any legal opinions, providing timely registration of the Collateral or otherwise that may be requested.

5.

Conversion.

a.

This Note shall be convertible into shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") at the Conversion Price as defined below, at the option of the Holder in whole or in part, at any time, commencing on the date of this Note.  Any conversion under this Section 5(a) shall be for a minimum principal amount of $25,000.00 (unless the face value of this note is less than $25,000 in which case conversion shall be for the full amount of the note only).  The Holder shall effect conversions by surrendering the Note to be converted to the Escrow Agent identified below, together with a written request for conversion.  A form for conversion is provided as Schedule A hereto.  Each request for conversion shall specify the principal amount to be converted, and the date on which such conversion is to be effected (the "Conversion Date").  Each request for conversion, once given, shall be irrevocable.  If the Holder is converting less than all of the principal amount of this Note, the Company shall deliver to the Holder a new Note for such principal amount as has not been converted within two (2) Business Days of the Conversion Date.

b.

Not later than two (2) Business Days after the Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of this Note and (ii) a new Note in principal amount equal to the principal amount of this Note not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of this Note, until either this Note is delivered for conversion to the Company or the Holder notifies the Company that such Note has been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Company to indemnify the Company from any loss incurred by it in connection therewith, and provided further, that if at the time of delivery of the certificate or certificates referred to above there is not an effective registration statement covering resale of the shares being acquired upon conversion of the Note, then such certificate or certificates shall bear an appropriate legend referring to the registration requirements of the Securities Act of 1933; however, in such event, the Company shall prepare and file with the Securities and Exchange Commission within 90 days after the date of the making of this note (as set forth in the first paragraph hereof) a registration statement on Form SB-2 or S-1 or such other form as is appropriate in order to register the Converted Shares.  In the event that the Company fails to file a registration statement within 90 days as set forth above; or fails to thereafter act in good faith to prosecute the registration of the shares, the Company shall be obligated to pay to the Holder  additional shares of the Company's Common  Stock in an amount equal to 21.875 million multiplied by the quotient of the amount of this note divided by $1,500,000.

c.

Conversion Price.

(i)

The Conversion Price for this Note in effect on any Conversion Date shall be at 5 cents ($0.05) per share (the "Fixed Conversion Price").

(ii)

If the Company, at any time while this Note is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Fixed Conversion Price then in effect shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii)

If the Company, at any time while this Note is outstanding, shall issue or sell shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock, (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof) and at a price per share less than the Fixed Conversion Price, the Fixed Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Fixed Conversion Price.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.  However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii) if any such right or warrant shall expire and shall not have been exercised, the Fixed Conversion Price then in effect shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5(c) after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.  In no event shall the Fixed Conversion price be greater than 5 cents ($0.05).

(iv)

If the Company, at any time while this Note is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(c)(iii) above) then in each such case the Conversion Price at which this Note shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Fixed Conversion Price of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Fixed Conversion Price of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holder; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(v)

All calculations under this Section 5 shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be.  Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

(vi)

Whenever the Fixed Conversion Price is adjusted pursuant to Section 5(c)(ii), 5(c)(iii) or 5(c)(iv), the Company shall within two (2) days after the determination of the new Fixed Conversion Price mail and fax to the Holder, a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(vii)

In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to convert such Note only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert this Note and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Note could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled.  The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this Section 5(c)(vii) upon any conversion following such consolidation, merger, sale, transfer or share exchange.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(viii)

If:

(A)

the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(B)

the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(C)

the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(D)

the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(E)

the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be mailed and faxed to the Holder of this Note, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

d.

If at any time conditions shall arise by reason of action or inaction taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holder, the Company shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to the Holder of this Note briefly describing the action contemplated and the material adverse effects of such action on the rights of such Holder and an Appraiser selected by the Holders shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section5), of the Fixed Conversion Price (including, if necessary, any adjustment as to the securities into which this Note may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holder; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser.  The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Fixed Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Fixed Conversion Price to more than the Fixed Conversion Price then in effect.

e.

The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5 hereof) upon the conversion of the aggregate principal amount of this Note.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non-assessable.

f.

No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share.  If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing Holder an additional full share of Common Stock.

g.

The issuance of certificates for shares of Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

h.

The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 5 by the Company. Without limiting the generality of the foregoing, the Company

(ix)

will not increase the par value of any shares of stock receivable upon the conversion of this Note above the principal amount of such Note then convertible into one share of such stock and

(x)

will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of capital stock upon the conversion in full of this Note from time to time outstanding.

6.

Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants to the Holder, after giving effect to the transactions contemplated by this Note, as follows:

(A)

Corporate Existence, Power and Authority; Subsidiaries.  The Borrower is an entity duly organized and in good standing under the laws of its state of formation and is duly qualified as a foreign entity and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Borrower's financial condition, results of operation or business or the rights of the Holder in or to any of the Collateral.  The execution, delivery and performance of this Note, other agreements, documents and/or certificates (collectively, the “Related Documents”) and the transactions contemplated hereunder are all within the Borrower's powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's organizational documents, or any indenture, agreement or undertaking to which the Borrower is a party or by which the Borrower or its property are bound.  This Note and the Related

Documents constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

(B)

Compliance with Other Agreements and Applicable Laws.  The Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and the Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

(C)

Survival of Warranties; Cumulative.  All representations and warranties contained in this Note or any of the Related Documents shall survive the execution and delivery of this Note and shall be conclusively presumed to have been relied on by the Holder regardless of any investigation made or information possessed by the Holder.  The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which the Borrower shall now or hereafter give, or cause to be given, to the Holder.

7.

Amendment.  Amendments and modifications of this Note may be made only by way of a writing executed by the Borrower and Holder.

8.

Defaults and Remedies.

(A)

Events of Default.  An “Event of Default” shall occur if:

i.

the Borrower shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, provided it has been given written notice of default and has failed to cure such default within five business days;  or

ii.

the Borrower shall default in the payment of any installment of Interest according to its terms, when and as the same shall become due and payable, provided it has been given written notice of default and has failed to cure such default within five business days; or

iii.

the Borrower shall default in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to this Note or any of the Related Documents, including specifically any default in the obligation of Borrower to provide stock to the Escrow Agent, provided it has been given written notice of default and has failed to cure such default within five business days; or

iv.

any representation, warranty or certification made by or on behalf of the Borrower or any affiliate of the Borrower in this Note or any of the Related Documents shall have been incorrect when made; or

v.

any event or condition shall occur that results in (A) the acceleration of the maturity of any indebtedness of the Borrower or any of its affiliates, or (B) a default of any indebtedness of the Borrower or any of its affiliates, which continues beyond any applicable period of cure and which would permit the holder to accelerate (automatically or upon notice and declaration) such indebtedness; or

vi.

an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Borrower or its affiliates, or of a substantial part of its or their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its affiliates, or for a substantial part of any of its or their property or assets, or (c) the winding up or liquidation of the Borrower or any of its affiliates; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

vii.

the Borrower or any of its affiliates shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in this section, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its affiliates, or for a substantial part of any of its or their property or assets, (d) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its or their debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

viii.

one or more judgments for the payment of money in an aggregate amount in excess of $100,000 (to the extent not covered by insurance) shall be rendered against the Borrower or any of its affiliates and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its affiliates to enforce any such judgment.

(B)

Acceleration.  If an Event of Default occurs hereunder, then the outstanding principal of and all accrued Interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.  The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or expressly waived in writing by Holder if the rescission would not conflict with any judgment or decree.

(C)

Sale of Collateral.  If an Event of Default occurs hereunder, the Holder shall have and may exercise all rights and remedies of a secured party under the Uniform Commercial Code.  If any notification of intended disposition of the Collateral is required by law, such notification, if mailed, shall be deemed properly given if mailed at least five days before such disposition in the manner for giving notices hereunder.  Any proceeds of any disposition of the Collateral may be applied by the Holder to the payment of expenses of the Holder in connection with the exercise of its rights or remedies, including reasonable fees and disbursements of attorneys, and any balance of such proceeds may be applied by the Holder to the payment of the Obligations in accordance with the terms of the Note or in such other order of application as the Holder shall determine.

It is further agreed that Holder may take possession of a pro rata portion of the Collateral and Borrower acknowledges the Holder's right to possession and sale of the Collateral without resort to judicial process.  Upon a default, Holder expressly consents to the sale of the Collateral being held by the Stock Escrow Agent (being held pursuant to the Stock Escrow Agreement).  Further, it is agreed that in the event of a default, the Company shall be obligated to prepare and file with the Securities and Exchange Commission within 150 days after such default a registration statement on Form SB-2 or S-1 or such other form as is appropriate in order to register the Escrowed Stock.

(D)

Suits for Enforcement.  Upon the occurrence of any Event of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in any of the Related Documents or in aid of the exercise of any power granted in this Note or any of the Related Documents, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder of this Note.

(E)

In the Event of Default, Borrower agrees that it will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default.

9.

Remedies Cumulative, etc.  No remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other remedy and each such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. It is agreed that Holder may enforce all of its rights contemporaneously, and that Holder may pursue all remedies contemporaneously, including both (a) remedies for possession and sale of the Collateral and (b) an action for enforcement of the Note.  No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein, and every power and remedy given by this Agreement to the Holder may be exercised from time to time. Receipt by the Holder of any payment required to be made pursuant to the obligations of the Note with knowledge of the breach of any provisions of this Agreement, the Notes or any of the other Related Documents shall not be deemed a waiver of such breach.  In addition to all other remedies provided in this Agreement, the Holder shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions of the Note or any of the other Related Documents or to a decree concerning performance of any of the provisions of the Notes or any of the other Related Documents or to any other remedy legally allowed to the Holder.

10.

Security Interest and Rights Not to Be Affected.   Any portion of the Collateral may be released with the written consent of the Holder without affecting the security interest against the remainder.  The taking of additional security, or the extension or renewal of any obligation under the Note shall at no time release or impair the lien against the Collateral or improve the right of any junior lienholder or any person acquiring an interest in the Collateral; and Holder shall remain a first priority security interest on all of the Collateral not expressly released as permitted hereby, until the obligations of the Note shall be paid in full.  Unless otherwise required by law, Borrower shall not have or assert any right, under any statute or rule of law pertaining to the marshalling of assets or other matter whatever, to defeat, reduce or affect the right of the Holder, under the provisions of this Agreement, to a sale of the Collateral for the collection of the obligations secured hereby (without any prior or different resort for collection), or the right of the Holder, under the provisions of this Agreement, to require the payment of the obligations out of the proceeds of sale of the Collateral or any portion thereof in preference to every other person.

11.

Covenants Bind Successors and Assigns.  All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

12.

Notices.  All notices, requests and demands hereunder shall be in writing and () made to the Holder and the Borrower at their respective addresses set forth above, or to such other address as either party may designate by written notice to the other in accordance with this provision, and () deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, three (3) days after mailing.

13.

GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

14.

Forum Selection and Consent to Jurisdiction.  Any litigation based on or arising out of, under, or in connection with, this Note shall be brought and maintained exclusively in the courts of the State of New York, New York County.  The parties hereby expressly and irrevocably submit to the jurisdiction of the courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably  agree to  be  bound  by  any  final  judgment  rendered  thereby  in connection with such litigation.  The Borrower further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum.  To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Note and the other loan documents.

The Holder and the Borrower hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, the Note, the collateral thereunder, or any other course of conduct relating to this loan transaction.  The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this Note.

15.

Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

16.

Costs and Expenses.  Borrower agrees to pay all attorneys' fees incurred in connection with the preparation of this Note and related documents and all escrow fees or expenses incurred in connection with the collateral hereunder.

The Borrower shall further pay to the Holder on demand all attorneys fees', costs and expenses payable in connection with the administration, collection, liquidation, enforcement and defense of the obligations of the Borrower to the Holder hereunder and under the Related Documents, the Holder's rights in the Collateral, this Note, the Related Documents, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof.

17.

Headings.  The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

18.

Multiple Holders.     If at any time there shall be more than one Holder of this Note, any action required or permitted to be taken by the Holder, including without limitation acceleration of this Note and waiver of any default under this Note, may be taken by those Persons holding a majority in principal amount of this Note outstanding.

19.

Binding Effect.     This Note and the Agreements and all of the covenants, stipulations, promises and agreements of the Company herein shall be binding upon the successors and assigns of the Company, if any, whether or not so expressed in any provision hereof.

IN WITNESS WHEREOF, The Enlightened Gourmet, Inc. has caused this Note to be signed in its corporate name by its President and to be dated the day and year above written.

The Enlightened Gourmet, Inc

By:

_____________________________

CONSENTED TO:

By:______________________________

Address:

Facsimile No: _____________________

SCHEDULE

To The Enlightened Gourmet, Inc

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof below designated, into shares of Common Stock of The Enlightened Gourmet, Inc. (or other securities or property into which it may become convertible) in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and this Note representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

____________

___________________________________

Signature

Fill in for registration of shares and Note.

_____________________________________

(name)

_____________________________________

(address)

Please print name and address (including zip code)

Tax Identification

Principal Amount

Number

to be Converted:

_______________

$ _____________